Exhibit 99(a)
News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311          Fax:  (518) 381-3668

Subsidiary:	Trustco Bank	Nasdaq -- TRST

Contact:	Robert Leonard
Executive Vice President
(518) 381-3693

FOR IMMEDIATE RELEASE:

Loans Reach Another All-Time High, Credit Quality Remains Solid;
TrustCo Reports Net Income of $12.1 Million and Capital Up 3%

Executive Snapshot:

•	Average Loan portfolio continues to grow:
o	On average, total loans were up $249.4 million or 5.2% for the first quarter 2024 compared to first quarter 2023

•	Continued solid financial results:
o	Key metrics for first quarter 2024:
■	Net income of $12.1 million versus $9.8 million for the fourth quarter 2023
■	Net interest income of $36.6 million
■	Return on average assets (ROAA) of 0.80% versus 0.64% for the fourth quarter 2023
■	Return on average equity (ROAE) of 7.54% versus 6.21% for the fourth quarter 2023
■	Book value per share at period end was $34.12, up from $33.92 compared to December 31, 2023

•	Superior asset quality:
o	Nonperforming loans (NPLs) were $18.3 million as of March 31, 2024, down from $19.2 million March 31, 2023, and continue to remain at low levels
o	NPLs to total loans were 0.37% as of March 31, 2024 compared to 0.40% at March 31, 2023
o	Nonperforming assets (NPAs) to total assets was 0.33% at March 31, 2024 compared to 0.35% at March 31, 2023

•	Capital continues to grow:
o	Consolidated equity to assets increased 3.3% to 10.51% at March 31, 2024 from 10.17% at March 31, 2023

Glenville, New York – April 22, 2024

TrustCo Bank Corp NY (TrustCo, NASDAQ: TRST) today announced first quarter 2024 net income of $12.1 million or $0.64 diluted earnings per share, compared to net income of $17.7 million or $0.93 diluted earnings per share for the first quarter 2023. Average loan growth increased 5.2% or $249.4 million for the first quarter 2024 over the same period in 2023.

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Overview

Chairman, President, and CEO, Robert J. McCormick said “Trustco Bank is known for its top-tier residential mortgage products and our customers, both existing and new, drove residential loan production up 3% compared to the first quarter of 2023. Commercial loans also grew, besting last year’s first quarter by 13%, for an increase in total loans of 4%.  Non-interest income and capital ratios are both up during the same period, and our team held the line on deposit run-off generating modest growth there as well.  Non-performing loans are steady and charge-offs resulted in a net recovery this quarter, consistent with our commitment to excellent credit quality.  All in all, we believe that we are well positioned for the year ahead.”

Details

Average loans were up $249.4 million or 5.2% in the first quarter 2024 over the same period in 2023.  Average residential loans, our primary lending focus, were up $146.6 million, or 3.5%, in the first quarter 2024 over the same period in 2023.  Average commercial loans and home equity lines of credit also increased $38.3 million, or 16.0%, and $61.7 million, or 21.2%, respectively, in the first quarter 2024 over the same period in 2023.  Average deposits were up $141.6 million or 2.74% for the first quarter 2024 over the same period a year earlier. We believe the increase in time deposits continues to reflect the desire of customers to have additional funds in the safety and security offered by TrustCo’s long history of conservative banking. As we move forward, the objective is to encourage customers to retain these additional funds in the expanded product offerings of the Bank through aggressive marketing and product differentiation.

Net interest income was $36.6 million for the first quarter 2024, a decrease of $2.0 million, or 5.3%, compared to the prior quarter, driven by a higher cost of deposits, partially offset by loan growth at higher interest rates.  The net interest margin for the first quarter 2024 was 2.44%, down 16 basis points from 2.60% in the fourth quarter of 2023.  The yield on interest earnings assets increased to 3.99%, up 6 basis points from 3.93% in the fourth quarter of 2023.  The cost of interest bearing liabilities increased to 1.99% in the first quarter 2024 from 1.72% in the fourth quarter 2023.  The Bank has seen the erosion of margin begin to slow when comparing the decrease to prior quarters and we are optimistic that we are nearing the bottom of this rate cycle.  The Federal Reserve’s decision regarding whether to cut or hold rates in the upcoming meetings will have an effect on our ability to decrease deposit costs which should help margin in future quarters.  During the first quarter of 2024 we have been able to lower the rates offered on our time deposits while continuing to retain and grow that product.  This should bring down the cost of time deposits over time.  Non-interest expense decreased $3.9 million over the prior quarter primarily as a result of lower salaries and employee benefits costs in the current quarter and a litigation settlement in the prior quarter.

Asset quality remains strong and has been consistent over the past twelve months.  The Company recorded a provision for credit losses of $600 thousand in the first quarter of 2024, which is the result of a provision for credit losses on loans of $600 thousand, and there was no change in unfunded commitments.  The ratio of allowance for credit losses on loans to total loans was 0.98% and 0.97% as of March 31, 2024 and 2023, respectively.  The allowance for credit losses on loans was $49.2 million at March 31, 2024, compared to $46.7 million at March 31, 2023.  NPLs were $18.3 million at March 31, 2024, compared to $19.2 million at March 31, 2023.  NPLs were 0.37% and 0.40% of total loans at March 31, 2024 and 2023, respectively.  The coverage ratio, or allowance for credit losses on loans to NPLs, was 269.3% at March 31, 2024, compared to 243.6% at March 31, 2023.  NPAs were $20.6 million at March 31, 2024, compared to $21.0 million at March 31, 2023.

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At March 31, 2024, our equity to asset ratio was 10.51%, compared to 10.17% at March 31, 2023.  Book value per share at March 31, 2024 was $34.12, up 5.6% compared to $32.31 a year earlier.

A conference call to discuss first quarter 2024 results will be held at 9:00 a.m. Eastern Time on April 23, 2024.  Those wishing to participate in the call may dial toll-free for the United States at 1-833-470-1428, and for Canada at 1-833-950-0062, Access code 897430.  A replay of the call will be available for thirty days by dialing toll-free for the United States at 1-866-813-9403, Access code 734817.  The call will also be audio webcast at https://events.q4inc.com/attendee/180461992, and will be available for one year.

About TrustCo Bank Corp NY

TrustCo Bank Corp NY is a $6.2 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 140 offices in New York, New Jersey, Vermont, Massachusetts, and Florida at March 31, 2024.

In addition, the Bank’s Wealth Management Department offers a full range of investment services, retirement planning and trust and estate administration services.  The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

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Forward-Looking Statements

All statements in this news release that are not historical are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future development, results or periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our future performance, including our expectations regarding the effects of the economic environment on our financial results, our ability to retain customers and the amount of customers’ business, including deposit balances, with us, the impact of the Federal Reserve’s actions regarding interest rates, the growth of loans and deposits throughout our branch network, and our ability to capitalize on economic changes in the areas in which we operate.  Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Such forward-looking statements are subject to factors and uncertainties that could cause actual results to differ materially for TrustCo from the views, beliefs and projections expressed in such statements, and many of the risks and uncertainties are heightened by or may, in the future, be heightened by volatility in financial markets and macroeconomic or geopolitical concerns related to inflation, continued elevated interest rates and ongoing armed conflicts (including the Russia/Ukraine conflict and the conflict in Israel and surrounding areas). TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  future changes in interest rates; ongoing inflationary pressures and continued elevated prices; exposure to credit risk in our lending activities; our increasing commercial loan portfolio; the sufficiency of our allowance for credit losses on loans to cover actual loan losses; our ability to meet the cash flow requirements of our depositors or borrowers or meet our operating cash needs to fund corporate expansion and other activities; claims and litigation pertaining to fiduciary responsibility and lender liability; our dependency upon the services of the management team; our disclosure controls and procedures’ ability to prevent or detect errors or acts of fraud; the adequacy of our business continuity and disaster recovery plans; the effectiveness of our risk management framework; the impact of any expansion by us into new lines of business or new products and services; the impact of severe weather events and climate change on us and the communities we serve, including societal responses to climate change; increasing scrutiny and evolving expectations from customers, regulators, investors, and other stakeholders with respect to our environmental, social and governance practices; the chance of a prolonged economic downturn, especially one affecting our geographic market area; instability in global economic conditions and geopolitical matters, as well as volatility in financial markets; the soundness of other financial institutions; U.S. government shutdowns, credit rating downgrades, or failure to increase the debt ceiling; fluctuations in the trust wealth management fees we receive as a result of investment performance; the impact of regulatory capital rules on our growth; changes in laws and regulations, including changes in cybersecurity or privacy regulations; restrictions on data collection and use; our compliance with the USA PATRIOT Act, Bank Secrecy Act, and other laws and regulations that could result in material fines or sanctions; changes in tax laws; limitations on our ability to pay dividends; TrustCo Realty Corp.’s ability to qualify as a real estate investment trust; changes in accounting standards; competition within our market areas; consumers and businesses’ use of non-banks to complete financial transactions; our reliance on third-party service providers; the impact of data breaches and cyber-attacks; the impact of a failure in or breach of our operational or security systems or infrastructure, or those of third parties; the impact of an unauthorized disclosure of sensitive or confidential client or customer information; the impact of interruptions in the effective operation of our computer systems; the impact of anti-takeover provisions in our organizational documents; the impact of the manner in which we allocate capital; and other risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings. The forward-looking statements contained in this news release represent TrustCo management’s judgment as of the date of this news release. TrustCo disclaims, however, any intent or obligation to update forward-looking statements, either as a result of future developments, new information or otherwise, except as may be required by law.

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TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	3/31/2024		12/31/2023		3/31/2023
Summary of operations
Net interest income	$36,578		$38,607		$46,965
Provision for credit losses	600		1,350		300
Noninterest income	4,843		4,474		4,669
Noninterest expense	24,903		28,831		27,679
Net income	12,126		9,848		17,746

Per share
Net income per share:
- Basic	$0.64		$0.52		$0.93
- Diluted	0.64		0.52		0.93
Cash dividends	0.36		0.36		0.36
Book value at period end	34.12		33.92		32.31
Market price at period end	28.16		31.05		31.94

At period end
Full time equivalent employees	761		750		776
Full service banking offices	140		140		143

Performance ratios
Return on average assets	0.80%		0.64%		1.20%
Return on average equity	7.54		6.21		11.84
Efficiency ratio (1)	59.94		60.16		53.17
Net interest spread	2.00		2.21		3.06
Net interest margin	2.44		2.60		3.21
Dividend payout ratio	56.48		69.54		38.59

Capital ratios at period end
Consolidated equity to assets	10.51%		10.46%		10.17%
Consolidated tangible equity to tangible assets (2)	10.50%		10.45%		10.16%

Asset quality analysis at period end
Nonperforming loans to total loans	0.37%		0.35%		0.40%
Nonperforming assets to total assets	0.33		0.29		0.35
Allowance for credit losses on loans to total loans	0.98		0.97		0.97
Coverage ratio (3)	2.7	x	2.7	x	2.4x

(1)
Non-GAAP measure; calculated as noninterest expense (excluding ORE income/expense, branch closure expenses, and non-recurring expenses) divided by taxable equivalent net interest income plus noninterest income (excluding non-recurring loss).See Non-GAAP Financial Measures Reconciliation.

(2)	Non-GAAP measure; calculated as total shareholders' equity less $553 of intangible assets divided by total assets less $553 of intangible assets. See Non-GAAP Financial Measures Reconciliation.
(3)	Calculated as allowance for credit losses on loans divided by total nonperforming loans.

Page | 5

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Interest and dividend income:
Interest and fees on loans	$49,804	$49,201	$47,921	$46,062	$44,272
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	906	750	672	691	692
State and political subdivisions	-	1	-	1	-
Mortgage-backed securities and collateralized mortgage obligations - residential	1,494	1,533	1,485	1,543	1,585
Corporate bonds	476	477	473	516	521
Small Business Administration - guaranteed participation securities	100	102	107	111	117
Other securities	3	3	2	3	2
Total interest and dividends on securities available for sale	2,979	2,866	2,739	2,865	2,917

Interest on held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations - residential	68	70	73	75	78
Total interest on held to maturity securities	68	70	73	75	78

Federal Home Loan Bank stock	152	149	131	110	110

Interest on federal funds sold and other short-term investments	6,750	6,354	6,688	6,970	6,555
Total interest income	59,753	58,640	57,552	56,082	53,932

Interest expense:
Interest on deposits:
Interest-bearing checking	240	165	102	49	66
Savings	712	707	639	655	530
Money market deposit accounts	2,342	2,500	2,384	1,756	814
Time deposits	19,677	16,460	11,962	9,291	5,272
Interest on short-term borrowings	204	201	244	279	285
Total interest expense	23,175	20,033	15,331	12,030	6,967

Net interest income	36,578	38,607	42,221	44,052	46,965

Less: Provision (Credit) for credit losses	600	1,350	100	(500)	300
Net interest income after provision (credit) for credit losses	35,978	37,257	42,121	44,552	46,665

Noninterest income:
Trustco Financial Services income	1,816	1,612	1,627	1,412	1,774
Fees for services to customers	2,745	2,563	2,590	2,847	2,648
Other	282	299	357	339	247
Total noninterest income	4,843	4,474	4,574	4,598	4,669

Noninterest expenses:
Salaries and employee benefits	11,427	12,444	12,393	13,122	13,283
Net occupancy expense	4,611	4,209	4,358	4,262	4,598
Equipment expense	1,738	1,852	1,923	1,873	1,962
Professional services	1,460	1,561	1,717	1,360	1,607
Outsourced services	2,501	2,532	2,720	2,491	2,296
Advertising expense	408	384	586	518	390
FDIC and other insurance	1,094	1,085	1,078	1,085	1,052
Other real estate expense (income), net	74	(12)	163	148	225
Other	1,590	4,776	2,522	2,468	2,266
Total noninterest expenses	24,903	28,831	27,460	27,327	27,679

Income before taxes	15,918	12,900	19,235	21,823	23,655
Income taxes	3,792	3,052	4,555	5,451	5,909

Net income	$12,126	$9,848	$14,680	$16,372	$17,746

Net income per common share:
- Basic	$0.64	$0.52	$0.77	$0.86	$0.93

- Diluted	0.64	0.52	0.77	0.86	0.93

Average basic shares (in thousands)	19,024	19,024	19,024	19,024	19,024
Average diluted shares (in thousands)	19,032	19,026	19,024	19,024	19,027

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CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
ASSETS:

Cash and due from banks	$44,868	$49,274	$45,940	$55,662	$47,595
Federal funds sold and other short term investments	564,815	528,730	461,321	547,695	589,389
Total cash and cash equivalents	609,683	578,004	507,261	603,357	636,984

Securities available for sale:
U. S. government sponsored enterprises	128,854	118,668	121,474	113,570	119,132
States and political subdivisions	26	26	34	34	34
Mortgage-backed securities and collateralized mortgage obligations - residential	227,078	237,677	233,719	243,444	255,556
Small Business Administration - guaranteed participation securities	16,260	17,186	17,316	18,382	19,821
Corporate bonds	53,341	78,052	76,935	76,618	81,464
Other securities	682	680	657	656	652
Total securities available for sale	426,241	452,289	450,135	452,704	476,659

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	6,206	6,458	6,724	7,043	7,382
Total held to maturity securities	6,206	6,458	6,724	7,043	7,382

Federal Reserve Bank and Federal Home Loan Bank stock	6,203	6,203	6,203	6,203	5,797

Loans:
Commercial	279,092	273,515	268,642	251,434	246,307
Residential mortgage loans	4,354,369	4,365,063	4,343,006	4,310,005	4,241,459
Home equity line of credit	355,879	347,415	332,028	308,976	296,490
Installment loans	16,166	16,886	16,605	16,396	15,326
Loans, net of deferred net costs	5,005,506	5,002,879	4,960,281	4,886,811	4,799,582

Less: Allowance for credit losses on loans	49,220	48,578	47,226	46,914	46,685
Net loans	4,956,286	4,954,301	4,913,055	4,839,897	4,752,897

Bank premises and equipment, net	33,423	34,007	32,135	32,351	32,305
Operating lease right-of-use assets	39,647	40,542	41,475	43,113	43,478
Other assets	101,881	96,387	97,310	90,957	90,306

Total assets	$6,179,570	$6,168,191	$6,054,298	$6,075,625	$6,045,808

LIABILITIES:
Deposits:
Demand	$742,997	$754,532	$773,293	$791,353	$806,075
Interest-bearing checking	1,020,136	1,015,213	1,033,898	1,082,989	1,124,785
Savings accounts	1,155,517	1,179,241	1,235,658	1,315,893	1,400,887
Money market deposit accounts	532,611	565,767	610,012	625,253	600,410
Time deposits	1,903,908	1,836,024	1,581,504	1,442,959	1,280,301
Total deposits	5,355,169	5,350,777	5,234,365	5,258,447	5,212,458

Short-term borrowings	94,374	88,990	103,110	113,765	134,293
Operating lease liabilities	43,438	44,471	45,418	47,172	47,643
Accrued expenses and other liabilities	37,399	38,668	47,479	34,852	36,711

Total liabilities	5,530,380	5,522,906	5,430,372	5,454,236	5,431,105

SHAREHOLDERS' EQUITY:
Capital stock	20,058	20,058	20,058	20,058	20,058
Surplus	257,335	257,181	257,078	257,078	257,078
Undivided profits	430,346	425,069	422,082	414,251	404,728
Accumulated other comprehensive loss, net of tax	(14,763)	(13,237)	(31,506)	(26,212)	(23,375)
Treasury stock at cost	(43,786)	(43,786)	(43,786)	(43,786)	(43,786)

Total shareholders' equity	649,190	645,285	623,926	621,389	614,703

Total liabilities and shareholders' equity	$6,179,570	$6,168,191	$6,054,298	$6,075,625	$6,045,808

Outstanding shares (in thousands)	19,024	19,024	19,024	19,024	19,024

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NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

	3/31/2024	12/31/2023		9/30/2023	6/30/2023	3/31/2023
Nonperforming Assets

New York and other states*
Loans in nonaccrual status:
Commercial	$532	$536		$540	$545	$560
Real estate mortgage - 1 to 4 family	14,359	14,375		14,633	16,260	15,722
Installment	149	151		93	124	59
Total non-accrual loans	15,040	15,062		15,266	16,929	16,341
Other nonperforming real estate mortgages - 1 to 4 family	-	3		5	7	8
Total nonperforming loans	15,040	15,065		15,271	16,936	16,349
Other real estate owned	2,334	194		1,185	1,412	1,869
Total nonperforming assets	$17,374	$15,259		$16,456	$18,348	$18,218

Florida
Loans in nonaccrual status:
Commercial	$314	$314		$314	$314	$314
Real estate mortgage - 1 to 4 family	2,921	2,272		2,228	2,170	2,437
Installment	-	15		65	-	62
Total non-accrual loans	3,235	2,601		2,607	2,484	2,813
Other nonperforming real estate mortgages - 1 to 4 family	-	-		-	-	-
Total nonperforming loans	3,235	2,601		2,607	2,484	2,813
Other real estate owned	-	-		-	-	-
Total nonperforming assets	$3,235	$2,601		$2,607	$2,484	$2,813

Total
Loans in nonaccrual status:
Commercial	$846	$850		$854	$859	$874
Real estate mortgage - 1 to 4 family	17,280	16,647		16,861	18,430	18,159
Installment	149	166		158	124	121
Total non-accrual loans	18,275	17,663		17,873	19,413	19,154
Other nonperforming real estate mortgages - 1 to 4 family	-	3		5	7	8
Total nonperforming loans	18,275	17,666		17,878	19,420	19,162
Other real estate owned	2,334	194		1,185	1,412	1,869
Total nonperforming assets	$20,609	$17,860		$19,063	$20,832	$21,031

Quarterly Net (Recoveries) Chargeoffs

New York and other states*
Commercial	$-	$-		$-	$(129)	$-
Real estate mortgage - 1 to 4 family	(78)	219		(26)	(161)	(53)
Installment	36	23		14	21	(6)
Total net (recoveries) chargeoffs	$(42)	$242		$(12)	$(269)	$(59)

Florida
Commercial	$-	$-		$-	$-	$-
Real estate mortgage - 1 to 4 family	-	-		-	-	(25)
Installment	-	6		-	40	31
Total net (recoveries) chargeoffs	$-	$6		$-	$40	$6

Total
Commercial	$-	$-		$-	$(129)	$-
Real estate mortgage - 1 to 4 family	(78)	219		(26)	(161)	(78)
Installment	36	29		14	61	25
Total net (recoveries) chargeoffs	$(42)	$248		$(12)	$(229)	$(53)

Asset Quality Ratios

Total nonperforming loans (1)	$18,275	$17,666		$17,878	$19,420	$19,162
Total nonperforming assets (1)	20,609	17,860		19,063	20,832	21,031
Total net (recoveries) chargeoffs (2)	(42)	248		(12)	(229)	(53)

Allowance for credit losses on loans (1)	49,220	48,578		47,226	46,914	46,685

Nonperforming loans to total loans	0.37%	0.35%		0.36%	0.40%	0.40%
Nonperforming assets to total assets	0.33%	0.29%		0.31%	0.34%	0.35%
Allowance for credit losses on loans to total loans	0.98%	0.97%		0.95%	0.96%	0.97%
Coverage ratio (1)	269.3%	275.0%		264.2%	241.6%	243.6%
Annualized net (recoveries) chargeoffs to average loans (2)	0.00%	0.02%		0.00%	-0.02%	0.00%
Allowance for credit losses on loans to annualized net chargeoffs (2)	N/A	49.0	x	N/A	N/A	N/A

* Includes New York, New Jersey, Vermont and Massachusetts.

(1)	At period-end
(2)	For the three-month period ended

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands)
(Unaudited)

	Three months ended March 31, 2024			Three months ended March 31, 2023
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$125,973	$906	2.88%	$120,692	$692	2.29%
Mortgage backed securities and collateralized mortgage obligations - residential	258,814	1,494	2.30	287,046	1,585	2.20
State and political subdivisions	26	-	6.90	34	0	6.74
Corporate bonds	73,625	476	2.59	85,578	521	2.43
Small Business Administration - guaranteed
participation securities	18,224	100	2.20	22,129	117	2.12
Other	696	3	1.72	686	2	1.17

Total securities available for sale	477,358	2,979	2.50	516,165	2,917	2.26

Federal funds sold and other short-term Investments	497,652	6,750	5.45	576,931	6,555	4.61

Held to maturity securities:
Mortgage backed securities and collateralized mortgage obligations - residential	6,329	68	4.30	7,542	78	4.14

Total held to maturity securities	6,329	68	4.30	7,542	78	4.14

Federal Home Loan Bank stock	6,203	152	9.80	5,797	110	7.59

Commercial loans	277,183	3,661	5.28	238,870	3,024	5.06
Residential mortgage loans	4,359,476	40,415	3.71	4,212,878	36,913	3.50
Home equity lines of credit	353,004	5,464	6.22	291,326	4,119	5.73
Installment loans	16,128	264	6.58	13,323	216	6.56

Loans, net of unearned income	5,005,791	49,804	3.98	4,756,397	44,272	3.73

Total interest earning assets	5,993,333	$59,753	3.99	5,862,832	$53,932	3.69

Allowance for credit losses on loans	(48,824)			(46,290)
Cash & non-interest earning assets	185,230			175,097

Total assets	$6,129,739			$5,991,639

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$990,130	$240	0.10%	$1,133,383	$66	0.02%
Money market accounts	544,687	2,342	1.73	600,855	814	0.55
Savings	1,158,558	712	0.25	1,456,242	530	0.15
Time deposits	1,889,929	19,677	4.19	1,160,969	5,272	1.84

Total interest bearing deposits	4,583,304	22,971	2.02	4,351,449	6,682	0.62
Short-term borrowings	93,316	204	0.88	131,867	285	0.88

Total interest bearing liabilities	4,676,620	$23,175	1.99	4,483,316	$6,967	0.63

Demand deposits	726,299			816,565
Other liabilities	80,158			84,092
Shareholders' equity	646,662			607,666

Total liabilities and shareholders' equity	$6,129,739			$5,991,639

Net interest income, GAAP and non-GAAP tax equivalent (1)		$36,578			$46,965

Net interest spread, GAAP and non-GAAP tax equivalent (1)			2.00%			3.06%

Net interest margin (net interest income to total interest earning assets), GAAP and non-GAAP tax equivalent (1)			2.44%			3.21%

Tax equivalent adjustment (1)		-			-

Net interest income		$36,578			$46,965

(1)	Tax equivalent adjustment to a measure results in a non-GAAP financial measure. See Non-GAAP Financial Measures Reconciliation.

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Non-GAAP Financial Measures Reconciliation

Tangible book value per share is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible book value by excluding the balance of intangible assets from total shareholders’ equity divided by shares outstanding. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Additionally, we believe that this measure is important to many investors in the marketplace who are interested in relative changes from period to period in equity exclusive of changes in intangible assets.

Tangible equity as a percentage of tangible assets at period end is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from total shareholders’ equity and total assets, respectively.  We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end.  We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.  Additionally, we believe that this measure is important to many investors in the marketplace who are interested in relative changes from period to period in equity and total assets, each exclusive of changes in intangible assets.

Net interest income is commonly presented on a taxable equivalent basis. That is, to the extent that some component of the institution’s net interest income will be exempt from taxation (e.g., was received by the institution as a result of its holdings of state or municipal obligations), an amount equal to the tax benefit derived from that component is added back to the net interest income total. Management considers this adjustment helpful to investors in comparing one financial institution’s net interest income (pre- tax) to that of another institution, as each will have a different proportion of tax-exempt items in their portfolios. Moreover, net interest income is itself a component of another financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average interest earning assets.  Additionally, management and many financial institutions also present net interest spread, which is the average yield on interest earning assets minus the average rate paid on interest bearing liabilities. For purposes of these measures as well, taxable equivalent net interest income is generally used by financial institutions, again to provide investors with a better basis of comparison from institution to institution. We calculate taxable equivalent net interest margin by dividing net interest income, adjusted to include the benefit of non-taxable interest income, by average interest earning assets.  We calculate taxable equivalent net interest spread as the difference between average yield on interest earning assets, adjusted to include the benefit of non-taxable interest income, and the average rate paid on interest bearing liabilities.

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and non-interest fee income.  We calculate the efficiency ratio by dividing total noninterest expenses as determined under GAAP, excluding other real estate expense, net, strategic branch closing costs, and a non-recurring expense related to the settlement of a class action lawsuit, by net interest income (fully taxable equivalent) and total noninterest income as determined under GAAP, excluding gain/loss on the disposal of assets from strategic branch closures from this calculation.  We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue.  Additionally, we believe this measure is important to investors looking for a measure of efficiency in our productivity measured by the amount of revenue generated for each dollar spent.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial results. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible equity as a percentage of tangible assets, and efficiency ratio to the most directly comparable GAAP measures is set forth below.  We have not presented a reconciliation of taxable equivalent net interest income, taxable equivalent net interest margin or taxable equivalent net interest spread to the most directly comparable GAAP measure, as there was no difference between the taxable equivalent measure and comparable GAAP measure for any period presented in this release.

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NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands)
(Unaudited)

	3/31/2024	12/31/2023	3/31/2023
Tangible Book Value Per Share

Equity (GAAP)	$649,190	$645,285	$614,703
Less: Intangible assets	553	553	553
Tangible equity (Non-GAAP)	$648,637	$644,732	$614,150

Shares outstanding	19,024	19,024	19,024
Tangible book value per share	34.10	33.89	32.28
Book value per share	34.12	33.92	32.31

Tangible Equity to Tangible Assets
Total Assets (GAAP)	$6,179,570	$6,168,191	$6,045,808
Less: Intangible assets	553	553	553
Tangible assets (Non-GAAP)	$6,179,017	$6,167,638	$6,045,255

Tangible Equity to Tangible Assets (Non-GAAP)	10.50%	10.45%	10.16%
Equity to Assets (GAAP)	10.51%	10.46%	10.17%

	Three months ended
Efficiency Ratio	3/31/2024	12/31/2023	3/31/2023

Net interest income (GAAP)	$36,578	$38,607	$46,965
Taxable equivalent adjustment	-	-	-
Net interest income (fully taxable equivalent) (Non-GAAP)	36,578	38,607	46,965
Non-interest income (GAAP)	4,843	4,474	4,669
Add: Non-recurring loss	-	101	-
Revenue used for efficiency ratio (Non-GAAP)	$41,421	$43,182	$51,634

Total noninterest expense (GAAP)	$24,903	$28,831	$27,679
Less: Branch closure expense	-	114	-
Less: Non-recurring expenses	-	2,750	-
Less: Other real estate (income) expense, net	74	(12)	225
Expense used for efficiency ratio (Non-GAAP)	$24,829	$25,979	$27,454

Efficiency Ratio	59.94%	60.16%	53.17%

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